Exhibit 99.3

AMENDMENT NO. 1
TO
STOCK PURCHASE AGREEMENT

         AMENDMENT No. 1 (this “Amendment”) effective as of August 23, 2001 deemed executed as of October 5, 2001 to Stock Purchase Agreement (the “Stock Purchase Agreement”) dated as of August 23, 2001 by and among HEALTHSTAR HOLDINGS LLC, a New Jersey limited liability company (“Holdings”), BIONUTRICS, INC., a Nevada corporation (“BNRX” or the “Corporation”) and the purchasers of shares of Common Stock of the Corporation whose names appear on that certain accession agreement who will agree to be bound by the Stock Purchase Agreement, as amended (collectively, the “Investors”).

BACKGROUND

         A.     Effective as of August 23, 2001, Pharmaceutical Marketing Brands, Inc. (“PMB”) assigned the Stock Purchase Agreement to Holdings. BNRX acknowledges that PMB had acted as nominee for Holdings and that Holdings is the intended direct party to the Stock Purchase Agreement as of the date hereof.

         B.     Pursuant to the Stock Purchase Agreement, Holdings agreed to purchase a forty-nine (49%) percent interest in the Corporation on a fully diluted basis for $5 million and receive options for 5 million shares of Corporation Common Stock exercisable at $1.00 per share (the “Holdings Option”).

         C.     Section 10.9 of the Stock Purchase Agreement provides that Holdings and BNRX may amend the Stock Purchase Agreement by an agreement in writing signed by both parties.

         D.     To seek to provide flexibility to the entities and individuals willing to invest into the Corporation pursuant to the Stock Purchase Agreement, Holdings and BNRX have agreed to amend the Stock Purchase Agreement as set forth in this Amendment to provide for the Corporation’s sale to the Investors of a minimum of 6.5 million shares to a maximum of 10 million shares at the purchase price of $1.00 per share; to permit the Corporation to solicit the Investors to become direct parties of the Stock Purchase Agreement, as amended; and to provide for multiple closings after the initial $6.5 million of shares have been sold.

         E.     Further, the Parties hereto have agreed to certain additional matters in connection with the Closing of the Stock Purchase Agreement which they desire to formalize and reduce to writing as set forth in this Amendment.

         NOW THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

                  1.     Definitions. Unless otherwise set forth herein, all capitalized terms shall have the meaning ascribed to them in the Stock Purchase Agreement.

                  2.     Range of Purchased Shares to be Sold; Multiple Closings. Sections 1.1, 1.2 and 1.3 of the Stock Purchase Agreement are hereby amended and restated to read in its entirety as follows:

“1.1 Range of Purchased Shares to be Sold. Subject to the terms and conditions to closing set forth in the Stock Purchase Agreement, as amended, BNRX does hereby agree to issue, sell, convey, transfer and deliver to the Investors, and the Investors by executing an accession agreement to agree to be bound by the Stock Purchase Agreement, as amended and to purchase from BNRX, at the Initial Closing or at a Subsequent Closing (as such terms are defined below), such number of shares of BNRX common stock as shall equal a collective minimum of 6,500,000 shares (the “Minimum Purchased Shares”) up to a collective maximum of 10,000,000 shares (collectively referred to herein as the “Purchased Shares”). The certificates representing the Purchased Shares shall be delivered to the Investors in such denominations as shall be designated on the signature page hereof.”

“1.2 Purchase Price and Payment. In full consideration for the sale of the Purchased Shares, and the representations, covenants and agreements of BNRX set forth in the Stock Purchase Agreement, as amended, the Investors agree to pay to BNRX at the Initial or any Subsequent Closing $1.00 in cash or wire transfer for each Purchased Share.”

“1.3 Closing. The initial closing of the transactions contemplated by this Agreement in an amount of at least the Minimum Purchased Shares (the “Initial Closing”) shall occur on or before October 31, 2001 (as may be extended pursuant to Section 9.1(b)) or such other time and date as the parties hereto shall designate in writing (the “Initial Closing Date”). Thereafter, one or more subsequent closings of the transactions contemplated by this Agreement, each of an amount of no less than one hundred thousand (100,000) Purchased Shares, shall occur on or before December 31, 2001 (each a “Subsequent Closing”); provided however that Holdings may extend the Initial Closing Date in its sole discretion if any of the conditions to Holdings’ obligation to close set forth in Article V of the Stock Purchase Agreement, as amended, are not satisfied in Holding’s sole and absolute discretion. Closings shall occur at Holdings’ offices located at 100 Woodbridge Center Drive Suite 202, Woodbridge, New Jersey 07095 or such other location as Holdings may advise the Corporation in writing.

                  3.     Purchase of Assets in the Field of Pharmaceutical Marketing Services. The BNRX Board of Directors is reviewing an acquisition proposed by Holdings by which BNRX would acquire certain assets in the field of pharmaceutical marketing services (the “Initial Acquisition”). It shall be a condition to the obligation of Holdings and the Investors to close the Stock Purchase Agreement, as amended, that: (i) the Corporation shall have entered into an asset purchase agreement for the Initial Acquisition on terms acceptable to Holdings; and (ii) the Board shall have received the fairness opinion contemplated by Section 6.5 of the Stock Purchase Agreement, as amended.

                  4.     Assumption of HealthSTAR Communication Inc. Strategic Agreements. At the Initial Closing, BNRX agrees to assume that certain Acquisition Agreement effective June 15, 2001; the Co-Promotion Agreement effective June 14, 2001 and the Resources Services Agreement effective June 14, 2001 (collectively, the “Strategic Agreements”), in each case between Holdings and HealthStar Communication, Inc. (“HCI”).

                  5.     Investors to Become Parties to the Stock Purchase Agreement; Binding Effect. This Amendment contemplates that the Stock Purchase Agreement, as amended, will be entered into by the Corporation, Holdings with respect to the Holdings Option and other matters, and the Investors with respect to the purchase of the Purchased Shares. Consequently, each Investor will sign an accession agreement, which will be delivered at the Initial Closing or a Subsequent Closing, as the case may be, whereupon each Investor shall be considered a direct party to and beneficiary of the Stock Purchase Agreement, as amended, it being understood that each Investor is making representations only as to its own status as an accredited investor and each is bound only to the extent of the Purchased Shares for which it subscribes. The Stock Purchase Agreement, as amended hereby, continues to be a binding obligation and in full force and effect as between BNRX and Holdings notwithstanding the addition of the Investors as additional parties.

                  6.     Holdings Nominated Directors. Section 5.11 of the Stock Purchase Agreement is hereby amended and restated to read in its entirety as follows:

“5.11 Board of Directors; Committees of the Board. The number of directors to constitute the Board of Directors shall have been increased by the Board from nine (9) to twelve (12); at the Initial Closing John Black, Jerry Brager and Frederick Frank shall have been elected by the existing Board of Directors to serve as directors of the Corporation and Mr. Brager shall have been elected as Chairman of the Corporation, each of whom shall serve in accordance with the Corporation’s amended articles of incorporation and by-laws until the Corporation’s next annual meeting of shareholders, or his earlier death, resignation or removal, and until his successors shall be duly elected and qualify. At the Initial Closing, Messrs. Black, Brager, Frank, Lane and McCormick shall be appointed to the newly-formed Budget Committee of the Board of Directors which shall be authorized to oversee the

Corporation’s financial and operating budget performance; Messrs. Black, Brager, Frank, Lane and McCormick shall be appointed to the newly-formed Acquisitions Committee of the Board of Directors which shall be authorized to review and analyze prospective acquisitions for the Corporation; and Messrs. Black, Brager, Frank, Lane and McCormick shall be appointed to the newly-formed Nominating Committee of the Board of Directors. Each of such persons shall be appointed to serve on such committees until the next annual meeting of the Corporation’s shareholders, or his earlier death, resignation or removal, and until his successors shall be duly elected and qualify. For purposes hereof, the next annual meeting of the Corporation’s shareholders shall occur no earlier than six months from the final Subsequent Closing, or, if none, from the Initial Closing.”

                  7.     Shareholder Approval.

                           Section 5.13 of the Stock Purchase Agreement is hereby amended by deleting Section 5.13 in its entirety and replacing it with the following:

“5.13 Shareholder Approval. BNRX shall have obtained the requisite shareholder approval by a solicitation, in form and substance acceptable to Holdings, for: (i) the issuance by BNRX of the Purchased Shares and the Holdings Option, and (ii) a charter amendment to allow the number of directors to be increased or decreased, from time to time, in such manner as provided in the bylaws of the Company.

                  8.     All Other Terms. All other terms of the Agreement shall remain in full force and effect.

                  9.     Counterparts. This amendment may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

[Signature page follows]

HEALTHSTAR HOLDING LLC	BIONUTRICS, INC.

By: /s/ Jerry Brager	By: /s/ Ronald H. Lane

Name: Jerry Brager	Name: Ronald Howard Lane, Ph.D.
Title: Chairman	Title: Chairman and Chief Executive Officer

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